CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BECKY L. PARK, Treasurer and Principal Financial Officer of Intermediate Bond Fund of America (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended February 28, 2026 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

Intermediate Bond Fund of America

/s/ Kristine M. Nishiyama

Kristine M. Nishiyama, Principal Executive Officer

Date: April 30, 2026

Principal Financial Officer

Intermediate Bond Fund of America

/s/ Becky L. Park

Becky L. Park, Treasurer and Principal Financial Officer

Date: April 30, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Intermediate Bond Fund of America and will be retained by Intermediate Bond Fund of America and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.